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                                                                     EXHIBIT 4.1

NUMBER        INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE        SHARES


                        ENTEX INFORMATION SERVICES, INC.
   The Corporation is Authorized to issue 100,000,000 Shares of Common Stock
                           Par Value $.0001 Per Share


This Certifies that __________________________________________ is the owner of
__________________________________________ fully paid and non-assessable Shares of the above-named Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

          WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

          Dated ________________________


          ______________________________          ___________________________
                     Secretary Treasurer            Vice-President  President
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Notice: The Signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alternations or enlargements or any change whatsoever.





For value Received, ____________ hereby sell, assign and transfer unto
________________________________________________________________________________
________________________________________________________________________  Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________________________________________________________
_______________________________________________________________________ Attorney
to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated __________________ 19__

                                        ________________________________________

In Presence of _________________________________